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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Aspen Technology, Inc.:
Cambridge, Massachusetts

We consent to the incorporation by reference in Registration Statement Nos. 333-11651, 333-21593, 333-42536, 333-42538, 333-42540, 333-71872, 333-80225, 333-117637 and 333-117638 on Form S-8 and Registration Statement Nos. 333-90066 and 333-109807 on Form S-3 of Aspen Technology, Inc. of our report dated September 13, 2004 (March 15, 2005 as to the effects of Notes 18 and as to 19) (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement of the Company's consolidated financial statements and financial statement schedule described in Note 18) appearing in this Annual Report on Form 10-K/A of Aspen Technology, Inc. for the year ended June 30, 2004.

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts
March 15, 2005

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM